United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

February 29, 2012

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 29, 2012, we entered into a loan transaction in the aggregate amount of $100,000 to a small number of persons who were “accredited investors” as that term is defined in Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”).  The transaction involved the issuance of a 90 day Promissory Note, convertible at the creditor’s discretion to purchase shares of our common stock comprised of “restricted securities” as defined in Rule 144 of the SEC at a price of $0.05 per share, and bearing 10% interest annualized.  In the event that the Lenders elect to convert any outstanding balance, Lenders shall give written notice to the Borrower seven (7) days prior to the effective date of such exercise.  At Borrower’s sole option, Borrower may elect to pay Lenders in cash up to one-half (1/2) of the then principal and interest due under the Notes.  In such event, the remaining balance of principal and interest shall be converted as provided in the Notes.

Item 9.01 Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

10.1

Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	April 4, 2012	By:	/s/ Leann Gilberg
Leann Gilberg
CFO

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